UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

A10 NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36343	20-1446869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Orchard Parkway San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)

(408) 325-8668

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ATEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

On November 18, 2024, Karen Thomas resigned as the Executive Vice President, Worldwide Sales and Marketing of A10 Networks, Inc., (the “Company”) effective December 31, 2024. Ms. Thomas has agreed to remain with the Company to assist in transition matters, and no disruption to current operations or outlook is expected as a result of Ms. Thomas’ resignation. In connection with her resignation, the Compensation Committee of the Board of Directors authorized the Company to make the severance payments set forth in the Company’s Form of Change in Control and Severance Agreement, which Ms. Thomas entered into previously with the Company, such amount which is approximately $300,000 to be paid in a lump sum payment, subject to appropriate withholdings and the terms and conditions contained in such agreement, including the execution of a release. In addition, the Company will pay to Ms. Thomas the bonus payment earned under the Company’s 2024 Executive Incentive Plan, if any, in March 2025. The Company will also pay for COBRA continued health care coverage at the premium level in effect prior to the resignation for Ms. Thomas and her dependents for nine months. A copy of the Form of Change in Control and Severance Agreement was previously filed with the Securities and Exchange Commission on March 10, 2014, as Exhibit 10.25 to Amendment No. 1 to Form S-1, and the terms of the Form of Change in Control and Severance Agreement are incorporated herein by reference.

Forward Looking Statements

Item 5.02 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the Company’s expectations with respect to the impact of Ms. Thomas’ resignation on the Company’s operations or outlook. These forward-looking statements involve risks and uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, any unforeseen circumstances within our business or operations, as well as the other business risks, uncertainties and factors contained in the Company’s risk factors set forth in its Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, and in other reports filed by the Company with the SEC from time to time. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date hereof or to report the occurrence of unanticipated events other than as required by law or regulation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 22, 2024

	By:	/s/ Brian Becker
Brian Becker
Chief Financial Officer